UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2004 (April 28, 2004)

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2459427
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Earnings Release issued by World Fuel Services Corporation dated April 28, 2004.

Item 12. Results of Operations and Financial Condition

On April 28, 2004, World Fuel Services Corporation reported that net income for the quarter ended March 31, 2004, was approximately $6.0 million, or $0.52 per diluted share, compared to $5.3 million, or $0.48 per diluted share, for the same quarter in the prior year. These financial results do not include any results of Tramp Oil, which was acquired on April 2, 2004.

See exhibit 99.1 for the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2004	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)